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Exhibit 11         UNITED NATURAL FOODS, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

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                                                                                         THREE MONTHS ENDED
                                                                                             OCTOBER 31,
                                                                                             ----------
                                                                                      1995                   1996
                                                                                      ----                   ----
Primary:

   Weighted average shares outstanding                                              8,713,100              8,692,695

   Net effect of dilutive stock options and stock warrants
     based upon the treasury stock method using the
     initial public offering price                                                  1,421,593              1,421,593
                                                                                   ----------             ----------
   Total                                                                           10,134,693             10,114,288
                                                                                   ==========             ==========
   Net Income                                                                       ($630,527)            $1,387,036
                                                                                   ==========             ==========
   Per share amount                                                                    ($0.06)                 $0.14
                                                                                   ==========             ==========
Fully diluted:

   Weighted average shares outstanding                                              8,713,100              8,692,695

   Net effect of dilutive stock options and stock warrants
     based upon the treasury stock method using the
     initial public offering price                                                  1,421,593              1,421,593
                                                                                   ----------             ----------
   Total                                                                           10,134,693             10,114,288
                                                                                   ==========             ==========
   Net Income                                                                       ($630,527)            $1,387,036
                                                                                   ==========             ==========
   Per share amount                                                                    ($0.06)                 $0.14
                                                                                   ==========             ==========
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